EXHIBIT 10.1

MUTUAL TERMINATION AGREEMENT

This Mutual Termination Agreement (this “Agreement”) is dated March 21, 2024 (the “Effective Date” hereof) by and among Quantum Energy, Inc. (“Quantum”) a Nevada corporation and flooidCX Corp. (“Flooid”), a Nevada corporation.

WHEREAS, Quantum and Flooid entered into a Merger Agreement dated March 23, 2023; and

WHEREAS, the Parties have mutually agreed to terminate the Merger Agreement.

NOW, THEREFORE, pursuant to the mutual agreement of the Parties, for ten dollars ($10) and for other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, do hereby agree as follows:

1. Capitalized terms used herein that are not otherwise defined shall have the meanings as given to them in the Merger Agreement.

2. The Merger Agreement is hereby terminated as of the Effective Date. For the avoidance of doubt, the effect of this termination is that all rights and obligations of the Parties each to the other, which are related to the proposed merger transaction and Merger Agreement are hereby terminated and each party shall have no further rights or obligation under the Merger Agreement, effective immediately.

3. Quantum hereby releases Flooid, and its officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of or related to the transaction described in the Merger Agreement and as to the Merger Agreement itself.

4. Flooid hereby releases Quantum and its officers, employees, directors, agents and representatives from and against any and all claims, losses, damages, liabilities, demands, costs and expenses attributable to, or arising out of, or related to the transaction described in the Merger Agreement and as to the Merger Agreement itself.

5. This Agreement shall be governed and interpreted, and all rights and obligations of the Parties shall be determined, in accordance with the laws of the State of Arizona, without regard to its conflict of laws rules. All disputes with respect to this Agreement, which cannot be resolved by good faith negotiation among the Parties, shall be brought and heard either in the Nevada State Courts or a United States District Court located in Arizona. The Parties to this Agreement each consent to the in person jurisdiction and venue of such courts. The Parties agree that service of process upon them in any such action may be made if delivered in person, by courier service, by facsimile or by certified mail, postage prepaid, return receipt requested, and shall be deemed effectively given upon confirmed receipt thereof.

6. This Agreement may be executed in more than one counterpart and any party hereto may execute any such counterpart, all of which when executed and delivered shall be deemed to be an original and to which all counterparts, when fully executed by all of the Parties, taken together shall constitute but one (1) and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to account for any other counterpart except to the extent to show that another party signed and delivered the counterpart under which it is asserted to have certain responsibilities or obligations.

7. This Agreement states the entire agreement among the Parties hereto about the termination of the Merger Agreement, and supersedes all prior agreements, commitments, communications, negotiations, offers (whether in writing or oral), representations, statements, understandings and writings pertaining thereto, and may not be amended or modified except by written instrument duly executed and delivered by all of the Parties hereto.

8. The Parties agree that on the request of the other party they shall execute any and all documents reasonably requested which relate to the Merger Agreement and/or the transaction described therein and herein.

9. Waiver by any party hereto of any breach or default by any other party of any of the terms of this Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived.

10. In the event that any one or more provisions of this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

11. This Agreement contains the entire understandings of the Parties. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement supersedes and terminates all prior agreements, arrangements and understandings between the Parties, related to the subject matter hereof, whether oral or written, including but not limited to, the Merger Agreement.

QUANTUM ENERGY, INC.

By:	/s/ William Westbrook CFO
Authorized Officer

FLOOIDCX CORP.

By:	/s/ Dennis M Danzik CEO
Authorized Officer

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